Exhibit 10.2

Grant No.:

1st CENTURY BANK, N.A.
2004 FOUNDER STOCK OPTION PLAN

FOUNDER STOCK OPTION AGREEMENT

1st Century Bank, N.A. (the “Bank”) hereby grants to the Optionholder named below an option to purchase the number of shares of the Bank’s common stock set forth below (the “Common Stock”). The terms and conditions of the Option are set forth in this Founder Stock Option Agreement (the “Agreement”) and in the 1st Century Bank, N.A.’s 2004 Founder Stock Option Plan (the “Plan”)and the Notice of Exercise, all of which are enclosed herewith and incorporated herein in their entirety. Capitalized terms not defined herein shall have the meanings assigned to them in the Plan.

Optionholder:
Date of Grant:
Number of Shares Subject to Option:
Exercise Price Per Share:
Expiration Date:
Payment:	By cash or check

Acknowledgements: By signing this cover sheet, you acknowledge receipt of, and understand and agree to, all of the terms and conditions described in this Agreement and in the Plan and Notice of Exercise, copies of which are also enclosed. Further, you acknowledge that as of the Date of Grant, this Agreement and the Plan and Notice of Exercise set forth the entire understanding between you and the Bank regarding the acquisition of stock in the Bank and supersede all prior oral and written agreements (including, without limitation, any employment agreement with the Bank) on that subject. You further acknowledge that you are an Accredited Investor (as such term is defined in the Plan).

1st CENTURY BANK, N.A.:	OPTIONHOLDER:

By: ______________________________________________ Name: Title: Date:	By: ______________________________________________ Name: Title: Date:

Enclosures:	Copy of the 2004 Founder Stock Option Plan and Notice of Founder Stock Option Exercise

1ST CENTURY BANK, N.A.
2004 FOUNDER STOCK OPTION PLAN

FOUNDER STOCK OPTION AGREEMENT

The details of your Option are as follows:

1.            Vesting. Your Option is fully-vested.

2.            Number of Shares and Exercise Price. The number of shares subject to your Option and your exercise price per share referenced in the cover sheet of this Agreement may be adjusted from time to time for capitalization adjustments, as provided in the Plan.

3.            Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check.

4.            Whole Shares. Your Option may only be exercised for whole shares.

5.            Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your Option may not be exercised unless the shares issuable upon exercise of your Option are then registered under the Securities Act or, if such shares are not then so registered, the Bank has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable laws and regulations governing the Option, and the Option may not be exercised if the Bank determines that the exercise would not be in material compliance with such laws and regulations.

6.            Term. The term of your Option commences on the Date of Grant and expires upon the tenth (10th) anniversary of the Date of Grant.

7.            Exercise.

(a)     You may exercise your Option during its term by delivering a Notice of Exercise (in a form designated by the Bank) together with the exercise price to the Secretary of the Bank, or to such other person as the Bank may designate, during regular business hours, together with such additional documents as the Bank may then require.

(b)     By exercising your Option you agree that, as a condition to any exercise of your Option, the Bank may require you to enter an arrangement providing for the payment by you to the Bank of any tax withholding obligation of the Bank arising by reason of (1) the exercise of your Option, (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise or (3) the disposition of shares acquired upon such exercise.

(c)     By exercising your Option you agree that the Bank (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Bank under the Securities Act, as applicable to national banks, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Bank held by you, for a period of time specified by the underwriter(s) following the effective date of the registration statement of the Bank filed under the Securities Act, as applicable to national banks. You further agree to execute and deliver such other agreements as may be reasonably requested by the Bank and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Bank may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

8.            Transferability. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you; provided, however, and to the extent permitted by applicable law and regulation, Options may be transferred for no value to any inter vivos or terminating trust, which shall agree in writing to be bound by the terms of this Agreement and the Plan, established for estate planning purposes for the sole and exclusive benefit of such owner of the Option, one or more members of such owners’ family that are related to such owner (which member shall include, without limitation, the spouse, adopted children and stepchildren of such owner) and/or any other lineal descendants of such owner and in which such owner is a trustee thereof. Notwithstanding anything to the contrary, by delivering written notice to the Bank, in a form satisfactory to the Bank, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

9.            Option Not a Service Contract. Your Option is not an employment or service contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Bank or an Affiliate, or of the Bank or an Affiliate to continue your employment. In addition, nothing in your Option shall obligate the Bank or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director for the Bank or an Affiliate.

10.          Withholding Obligations.

(a)     At the time your Option is exercised, in whole or in part, or at any time thereafter as requested by the Bank, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Bank or an Affiliate, if any, which arise in connection with your Option.

(b)     Your Option is not exercisable unless the tax withholding obligations of the Bank and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Bank shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

11.          Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Bank to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Bank.

12.          Governing Plan Document. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

By signing the cover sheet of this Agreement, you agree to all of the term and conditions described above and in the Plan.

NOTICE OF FOUNDER STOCK OPTION EXERCISE

2004 FOUNDER STOCK OPTION PLAN (THE “PLAN”)

[Name], Inc.
___________
,CA 9___	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my Option that I elect to purchase the number of shares for the price set forth below.

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:

Cash payment delivered herewith:

By this exercise, I agree (a) to provide such additional documents as you may require pursuant to the terms of the 1st Century Bank, N.A. 2004 Founder Stock Option Plan and (b) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Bank listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under the Securities Act, and, if I am an “affiliate” of the Bank (as such term is defined in Rule 144 of the Securities Act) control securities” under Rule 144. I warrant and represent to the Bank that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I am an Accredited Investor as such term is defined in the Plan.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Bank’s Articles of Association, Bylaws and/or applicable securities laws.

I further acknowledge that there may be tax consequences as a result of the purchase or disposition of the Shares, and I have consulted with any tax consultants 1 wished to consult and I am not relying on the Bank for any tax advise.

I further agree that, if required by the Bank (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Bank under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any shares of Common Stock or other securities of the Bank during such period following the effective date of the registration statement of the Bank filed under the Securities Act as may be requested by the Bank or the representative of the underwriters. I further agree to execute and deliver such other agreements as may be reasonably requested by the Bank and/or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto and that the Bank may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,